UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 27, 2012 (the “Closing Date”), Ocwen Financial Corporation (“Ocwen,” the “Company,” “we” or “us”) completed the previously announced Merger (as defined below) pursuant to that certain Merger Agreement (the “Merger Agreement”) by and among Ocwen, O&H Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ocwen (“Merger Sub”), Homeward Residential Holdings, Inc., a Delaware corporation (“Homeward”), and WL Ross & Co. LLC, a Delaware limited liability company as shareholder representative (the “Representative”), pursuant to which Merger Sub merged with and into Homeward with Homeward continuing as the surviving corporation and becoming a wholly-owned subsidiary of Ocwen (the “Merger”). Information relating to the Merger was previously included in Ocwen’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2012.

Item 1.01. Entry into a Material Definitive Agreement

Registration Rights Agreement

Pursuant to the Merger Agreement, on the Closing Date, Ocwen and certain holders (the “Holders”) of Series A Perpetual Convertible Preferred Stock, having a par value of $0.01 per share (the “Preferred Stock”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”).

The Registration Rights Agreement provides that on or prior to the ninetieth (90th) day following the Closing Date, Ocwen shall prepare and file with the SEC a registration statement covering the resale of all of the Preferred Stock, the Common Stock issued upon conversion of the Preferred Stock and any other securities issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such shares (the “Registrable Securities”) not already covered by an existing and effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415, or, if Rule 415 is not available, for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Company may reasonably determine. Ocwen must use commercially reasonable efforts to cause the registration statement to be declared effective (to the extent it is not automatically effective at the time it is filed) by the SEC as soon as reasonably practicable. In addition, Holders have certain demand and piggyback registration rights relating to the resale of Registrable Securities. Ocwen will pay all fees and expenses relating to any of its obligations under the Registration Rights Agreement, except for any underwriter or brokers’ discounts or commissions. Ocwen will also indemnify Holders with respect to certain liabilities under the securities laws in connection with registrations pursuant to the Registration Rights Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On the Closing Date, Merger Sub merged with and into Homeward. Homeward was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Ocwen.

As consideration for the Merger, Ocwen paid $243 million plus the book value amount of Homeward and its subsidiaries, for an aggregate purchase price of approximately $766 million (the “Merger Consideration”). Of this amount, approximately $604 million was paid in cash and $162 million was paid in Preferred Stock. $85 million of the Merger Consideration has been placed into escrow for a period of 21 months following the closing date to fund any loss sharing payments and certain other indemnification payments that may become owed to Ocwen, as well as to fund certain expenses of the Representative.

Payment of the Merger Consideration was financed, in part, by a $100 million incremental term loan from Barclays Bank PLC (“Barclays”) pursuant to the existing senior secured term loan facility we entered into on September 1, 2011 (the “Senior Secured Term Loan Facility” and the amount lent thereunder, the “Senior Secured Term Loan”), under which Barclays is administrator and collateral agent, and $75 million from Altisource Solutions S.à r.l. (“Altisource”) pursuant to a new senior unsecured loan agreement. Information relating to the Senior Secured Term Loan Facility and Barclays’ commitment with respect to financing our acquisition of certain assets from Residential Capital, LLC and its affiliates was previously included in Ocwen’s Current Reports on Form 8-K, filed with the SEC on September 8, 2011 and November 8, 2012, respectively. Information relating to our ongoing relationship with Altisource and its parent was previously included in Ocwen’s Quarterly Report on Form 10-Q filed with the SEC on November 2, 2012.

Payment of the Merger Consideration was also financed, in part, out of the proceeds from a sale of the right to receive the servicing fees, excluding ancillary income, relating to certain mortgage servicing rights and related servicing advance receivables to Home Loan Servicing Solutions, Ltd. Proceeds from this sale were approximately $504 million, of which approximately $126 million was used to pay down principal owed on the Senior Secured Term Loan. The remainder of the Merger Consideration was paid out of cash generated from our operations.

In connection with the Merger, we also paid approximately $352 million to terminate Homeward’s existing senior credit facility under which Barclays was administrator and collateral agent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of Ocwen’s Current Report on Form 8-K filed with the SEC on October 5, 2012 and by the Merger Agreement attached thereto as Exhibit 2.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Barclays Joinder Agreement

On December 27, 2012, Ocwen and certain subsidiaries of Ocwen entered into joinder agreement (the “Joinder Agreement”) with Barclays, pursuant to the Senior Secured Term Loan Facility. Under the Joinder Agreement, Ocwen received an incremental term loan equal to $100 million (the “Incremental Term Loan”). As described above, these proceeds were used as a portion of the Merger Consideration.

The Incremental Term Loan will bear interest at a rate per annum equal to the one month Eurodollar rate plus 5.50%, provided that the Eurodollar Rate shall at no time be less than 1.50% per annum, and the principal is payable in full on September 1, 2016. The Incremental Term Loan is otherwise governed, in all material respects, by the Senior Secured Term Loan Facility, information relating to which was previously included in Ocwen’s Current Report on Form 8-K, filed with the SEC on September 8, 2011.

Altisource Unsecured Loan Agreement

On December 27, 2012, Ocwen and certain subsidiaries of Ocwen entered into a senior unsecured term loan facility agreement (the “Unsecured Loan Agreement”) with Altisource, and Ocwen borrowed thereunder a loan in a principal amount equal to $75 million. As described above, proceeds of this loan were used as a portion of the Merger Consideration. The Unsecured Loan Agreement has been guaranteed by Ocwen Loan Servicing, LLC. The Unsecured Loan Agreement contains a requirement that Homeward provide a guaranty thereof within 30 days of us entering into such agreement.

Borrowings under the Unsecured Loan Agreement will bear interest at a rate per annum equal to the one-month Eurodollar Rate plus 6.75%, provided that the Eurodollar Rate shall at no time be less than 1.50% per annum. Interest is payable quarterly on the fifteenth day of each March, June, September and December.

Ocwen is required to prepay the principal amount plus any accrued and unpaid interest under the Unsecured Loan Agreement when the Senior Secured Term Loan is paid in full. If the Senior Secured Term Loan is not paid off before October 31, 2013, Altisource may require Ocwen to convert all or a portion of the outstanding principal amount and all or a portion of the unpaid interest accrued on the Term Loan into any of the following, at Altisource’s discretion (i) an investment in or of Homeward, (ii) property or assets of Homeward, (iii) equity interests of Homeward, or (iv) if Altisource and Ocwen agree, any other assets of Ocwen or its subsidiaries. Any such conversion shall occur (i) on mutually agreeable terms and conditions, including without limitation, conversion price, as reasonably negotiated in good faith between Ocwen and Altisource and (ii) unless Altisource otherwise agrees in writing, on or prior to November 15, 2013. The final maturity date for the Unsecured Loan Agreement is March 1, 2017. The Unsecured Loan Agreement does not provide for any scheduled amortization.

In addition, the Unsecured Loan Agreement contains provisions equivalent to those found in the Senior Secured Term Loan with respect to covenants and events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, material unsatisfied judgments, change of control, and cross-default to other debt and credit agreements. Information relating to our Senior Secured Term Loan was previously included in Ocwen’s Current Report on Form 8-K, filed with the SEC on September 8, 2011.

Item 3.02. Unregistered Sales of Equity Securities

The description in Item 3.03 is incorporated in this Item 3.02 by reference.

The foregoing transaction is exempt from the registration requirements of the Securities Act of 1933, as amended, by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. Exemptions other than the foregoing exemption(s) may exist for the transaction.

Item 3.03. Material Modification to Rights of Security Holders

Preferred Stock

In connection with the Merger, Ocwen filed Articles of Designation with the Secretary of State of the State of Florida (the “Articles of Designation”) on December 14, 2012, thereby creating the series of Preferred Stock discussed above. On the Closing Date, Ocwen issued 162,000 shares of Preferred Stock to the Holders as part of the Merger Consideration.

The following is a summary of the voting powers, preferences and relative, participating, optional and other special rights of the shares of Preferred Stock, as set forth in the Articles of Designation:

•

Ranking. The Preferred Stock shall, with respect to the payment of dividends, redemption and distributions upon the liquidation, winding up or dissolution of the Company rank senior to all classes of common stock (the “Common Stock”).

•	Dividends. Holders of the Preferred Stock shall be entitled to receive mandatory and cumulative dividends payable quarterly at the rate per share equal to the greater of (i) 3.75% per annum multiplied by $1,000 per share and (ii) in the event the Company pays a regular quarterly dividend on its Common Stock in such quarter, the rate per share payable in respect of such quarterly dividend on an as-converted basis. If the Company declares a special dividend on Common Stock, then any dividend shall be payable to the holders of the shares of Common Stock and the Holders of the shares of Preferred Stock on a pari passu, as-converted basis. Any such dividend may be paid either in cash or shares of Preferred Stock.

•	Conversion. Each share of Company Preferred Stock, together with any accrued and unpaid dividends, may be converted to Common Stock at the option of the Holder at a conversion price equal to $31.79.

•	Redemption. The Company may redeem the Preferred Stock commencing on December 27, 2014.

•

Voting. The Holders of Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the Common Stock as a single class, with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

•

Protective Provisions. So long as any shares of the Preferred Stock are outstanding, the Company will not, without obtaining the approval of the Holders of a majority of the shares of Preferred Stock (i) issue any Preferred Stock other than the Preferred Stock issued on the Closing Date, any senior securities or any parity securities in excess of $325 million; (ii) amend or alter the Articles of Designation or Articles of Incorporation in any manner that under the Florida Business Corporation Act requires the prior vote as a separate class of the Holders of the Preferred Stock; (iii) amend or otherwise alter the Articles of Designation or the Articles of Incorporation in any manner that would adversely affect the rights, privileges or preferences of the Preferred Stock; (iv) pay any dividend in cash to the Common Stock in respect of any quarterly dividend unless the dividend payable in respect of such quarter on the Preferred Stock is also paid in cash to the same extent; or (v) waive compliance with any provision of the Articles of Designation or take any actions intended to circumvent the provisions of the Articles of Designation.

The Holders of the Preferred Stock also received registration rights for the Preferred Stock and the shares of Common Stock issuable upon conversion, as discussed above under “Registration Rights Agreement.”

The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The description in Item 3.03 of the filing of the Articles of Designation in connection with the issuance of the Preferred Stock is incorporated in this Item 5.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, Ocwen’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the parties and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Risks and uncertainties include uncertainties as to the possibility that the anticipated benefits from the Merger cannot be fully realized or may be significantly delayed, the possibility that costs or difficulties relating to integration of the two companies will be greater than expected, market conditions, the effects of disruption from the Merger making it more difficult to maintain business and operational relationships, as well as the risk of new and changing regulation and policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Ocwen’s public disclosure filings with the SEC. Ocwen disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of Ocwen’s SEC filings are available at the SEC’s website at www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to this Item 9.01(a) are not being filed with this Current Report on Form 8-K. The required financial statements will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed with this Current Report on Form 8-K. The information required by this item will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Merger Agreement (incorporated by reference from Exhibit 2.1 to Ocwen’s Current Report on Form 8-K filed with the SEC on October 5, 2012).

4.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Ocwen Financial Corporation, Articles of Designation, Preferences, and Rights of Series A Perpetual Convertible Preferred Stock (filed herewith).

10.1	Registration Rights Agreement, made and entered into as of December 27, 2012, by and among Ocwen Financial Corporation and the Holders (as defined therein) (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John V. Britti
John V. Britti Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE: December 28, 2012